Exhibit 10.6

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 ("Amendment No. 1") is made as of October 19, 2006 to that certain Employment Agreement (the "Employment Agreement") effective April 8, 2005 between Marti D. Lundy ("Employee") and Moore Electronics, Inc., an Oregon Corporation (the "Company"). Unless otherwise defined in this Amendment No. 1, capitalized but undefined words used in this Amendment No. 1 will have the meanings given in the Employment Agreement. The parties agree as follows:

1. Automobile Allowance and Benefits. Sections 3(a), 3(b) and 3(c) of the Employment Agreement are deleted in their entirety and replaced with the following:

"(a) Base Compensation. Employee will be compensated with a base salary of $85,000 per year. The salary will be paid bi-weekly for services rendered during the preceding two-week period.

(b) Automobile Allowance. Employee will be entitled to an automobile allowance of $1,200 per calendar month through December 31, 2006.

(c) Benefits. Through December 31, 2006, Employee will be eligible to participate in any other benefits normally accorded to employees or officers of the Company and of microHelix, subject to the terms and conditions of each benefit plan and Company and microHelix policy, including medical (all of the medical insurance premiums shall continue to be paid in full by the Company), dental and short-term disability insurances and six weeks of vacation per year."

2. Term. Section 7 of the Employment Agreement is deleted in its entirety and replaced with the following:

"7. **Term.** Employee's employment with the Company is on an at-will basis, terminable by either party for any reason upon written notice to the non-terminating party."

3. Board Representation. Section 8(j) of the Employment Agreement is deleted in its entirety.

4. No Further Changes. Except as modified by this Amendment No. 1, the Employment Agreement shall continue in full force and effect in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to be effective as of the date set forth above:

COMPANY

MOORE ELECTRONICS, INC.

By: /s/ Tyram H. Pettit
Tyram H. Pettit
President and CEO

EMPLOYEE

/s/ Marti Lundy
Marti D. Lundy

AGREED:

MICROHELIX, INC.

By: /s/ Tyram H. Pettit
Tyram H. Pettit
President and CEO

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